UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2010, NVIDIA Corporation and Sobrato Interests III entered into an amendment to each of the following agreements, collectively, the Amendments: (i) Lease dated April 4, 2000 between NVIDIA and Sobrato, as amended, for Building A located at 2721 San Tomas Expressway, Santa Clara, California, or the Building A Lease; (ii) Lease dated April 4, 2000 between NVIDIA and Sobrato, as amended, for Building B located at 2731 San Tomas Expressway, Santa Clara, California, or the Building B Lease; (iii) Lease dated April 4, 2000 between NVIDIA and Sobrato, as amended, for Building C located at 2711 San Tomas Expressway, Santa Clara, California, or the Building C Lease; and (iv) Lease dated April 4, 2000 between NVIDIA and Sobrato, as amended, for Building D located at 2701 San Tomas Expressway, Santa Clara, California, or the Building D Lease and together with the Building A Lease, Building B Lease and Building C Lease, the Leases).

Pursuant to the Amendments, NVIDIA and Sobrato agreed to amend the Leases, to among other things:

•                  extend the term of each Lease by seven years (from (i) February 29, 2012 to February 28, 2019 with respect to the Building A Lease and Building D Lease; (ii) January 31, 2012 to January 31, 2019 with respect to the Building B Lease;  and (iii) March 3, 2012 to March 3, 2019 with respect to the Building C Lease);

•                  reduce the base monthly rent payable by NVIDIA to Sobrato (commencing on (i) March 1, 2012 with respect to the Building A Lease and Building D Lease; (ii) February 1, 2012 with respect to the Building B Lease; and  (iii) March 4, 2012 with respect to the Building C Lease); and

•                  provide for the return of security deposits to NVIDIA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: August 24, 2010	By: /s/ David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary